[LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]






                          July 10, 1996



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019

               Re:  Registration Statement on Form S-3

Ladies & Gentlemen:

          We hereby consent to the reference to this firm under the heading "Risk Factors-Certain Tax Matters" in the Prospectus included in the above-referenced Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              CLEARY, GOTTLIEB, STEEN & HAMILTON


                              By   /s/ Dana L. Trier
                                --------------------------------
                                   Dana L. Trier, a Partner